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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty US Holdings Inc.(the "Company") hereby constitute and appoint Dominic J. Frederico, Robert Mills and James M. Michener, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended (the "Act"), of debt securities and other securities of the Company and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	President and Chief Executive Officer; Director	May 8, 2008
/s/ ROBERT B. MILLS Robert B. Mills	Chief Financial Officer (Principal Financial Officer); Director	May 8, 2008
/s/ ROBERT BAILENSON Robert A. Bailenson	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	May 8, 2008
/s/ JAMES M. MICHENER James M. Michener	General Counsel and Secretary; Director	May 8, 2008
/s/ MICHAEL J. SCHOZER Michael J. Schozer	President; Director	May 8, 2008

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  Exhibit 24.2
POWER OF ATTORNEY